Computational Materials

                            UACSC 1999-B Owner Trust

     $66,275,000 Class A-1 Automobile Receivable Backed Notes $96,350,000 Class A-2 Automobile Receivable Backed Notes $73,350,000 Class A-3 Automobile Receivable Backed Notes $87,247,000 Class A-4 Automobile Receivable Backed Notes
     $17,010,904      Class B Automobile Receivable Backed Notes

                         UAC Securitization Corporation
                                     Seller
                          Union Acceptance Corporation
                                    Servicer

                                  Computational
                                    Materials

         The information contained in the attached computational materials is preliminary and will be replaced by the prospectus supplement and accompanying prospectus applicable to the UACSC 1999-B Owner Trust and any other information subsequently filed with the Securities and Exchange Commission. You should make your investment decision with respect to the securities described in the computational materials based solely upon the information contained in the prospectus supplement and accompanying prospectus.

         These computational materials do not constitute an offer to sell or the solicitation of an offer to buy and we will not sell the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold and no offer to buy will be accepted prior to the delivery of the prospectus supplement and accompanying prospectus relating to the securities.

         The information in the attached computational materials is preliminary, limited in nature and subject to completion or amendment. We do not claim that the securities will actually perform as described in any scenario presented.

         The information in the computational materials has been prepared by the seller. The underwriters, Banc of America Securities LLC ("Banc of America"), Bear, Stearns & Co. Inc. ("Bear Stearns") or any of their affiliates do not make any representation as to the accuracy or completeness of the information in the computational materials.

         The information in the computational materials addresses only certain aspects of the characteristics of the securities and does not provide a complete assessment of the securities. As such, the information may not reflect the impact of all structural characteristics of the securities. The assumptions underlying the information, including structure, trust property and collateral, may be changed from time to time to reflect changed circumstances.

         The data supporting the information in the computational materials has been obtained from sources that the underwriters believe to be reliable, but the underwriters do not guarantee the accuracy of or computations based on such data. The underwriters and their affiliates may engage in transactions with the seller or its affiliates while the information is circulating. The underwriters may act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax, or accounting considerations applicable to you. The underwriters shall not be a fiduciary or advisor, unless they have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the information in the computational materials is being furnished on the condition that it will not form a primary basis for any investment decision.

         Although a registration statement (including a form of prospectus) relating to the securities described in the information in the computational materials has been filed with the Securities and Exchange Commission and is effective, the prospectus supplement and accompanying prospectus relating to the securities described in the information in the computational materials have not been filed with the Securities and Exchange Commission. You must refer to the prospectus supplement and accompanying prospectus for definitive information on any matter described in the computational materials. Your investment decision should be based only on the data in the prospectus supplement and accompanying prospectus. The prospectus supplement and accompanying prospectus contain data that is current as of the applicable publication dates and after publication may no longer be complete or current. The prospectus supplement and accompanying prospectus may be updated by information subsequently filed with the Securities and Exchange Commission.

         You may obtain the prospectus supplement and accompanying prospectus by contacting the Banc of America Syndicate Desk at (704) 386-9690 or the Bear Stearns Syndicate Desk at (212) 272-4955.


This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your Financial Advisor at Banc of America or Bear Stearns immediately.

             [The above language appears at the bottom of all pages]

                            UACSC 1999-B Owner Trust
                             Computational Materials
                               Subject to Revision
                            Dated as of May 17, 1999

                                SUMMARY OF TERMS

         The definitions or references to capitalized terms used in these materials can be found on the pages indicated in the "Index of Terms" beginning on page 24 of these materials.

Issuer

The UACSC 1999-B Owner Trust, a Delaware business trust, will issue the notes described in these materials.

Seller

UAC Securitization Corporation is the seller and the depositor of the trust. The seller will transfer the automobile receivables and related property to the trust.

Servicer

Union Acceptance Corporation ("UAC") will act as the servicer of the trust. The servicer will receive and apply payments on the automobile receivables, service the collection of the receivables and direct the trustees to make the appropriate payments to the noteholders and the certificateholder. The servicer will receive a monthly servicing fee as compensation for its services.

Indenture Trustee

Harris Trust and Savings Bank will serve as the indenture trustee under the terms of an indenture between the trust and the indenture trustee.

Owner Trustee

First Union Trust Company, National Association will serve as the owner trustee under the terms of a trust and servicing agreement between the seller, the servicer and the owner trustee.

Closing Date

The closing date will be on or about May 26, 1999.

The Notes

On the closing date, the trust will issue the class A-1 notes, the class A-2 notes, the class A-3 notes, the class A-4 notes and the class B notes, as described below, under an indenture between the trust and the indenture trustee. The notes are non-recourse obligations of the trust and are secured by certain assets of the trust. The interest rates and initial principal balances of the notes are as follows:

                    Interest Rate   Initial Aggregate
                     (per annum)     Principal Balance
   class A-1 notes       ____%          $66,275,000
   class A-2 notes       ____%          $96,350,000
   class A-3 notes       ____%          $73,350,000
   class A-4 notes       ____%          $87,247,000
   class B notes         ____%          $17,010,904

Payment Date

The trust will pay interest and principal on the notes on the eighth calendar day of each month or, if such day is not a business day, on the next business day. The payments will begin on July 8, 1999 and will be made to holders of record of the notes as of the record date, which will be the day before the payment date. However, if definitive notes are issued, the record date will be the last day of the collection period related to the payment date. The collection period with respect to any payment date (other than the first payment date) is the calendar month immediately preceding the calendar month in which such payment date occurs. The collection period for the first payment date of July 8, 1999 will be May 1, 1999 through June 30, 1999.

Interest on the Notes

Interest on the class A-1 notes will be calculated on the basis of a 360-day year and the actual number of days from the previous payment date through the day before the related payment date. Interest on all other classes of notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Yield and Prepayment Considerations" in these materials.

Class  A-1  Monthly  Interest.   Generally,   the  amount  of  monthly  interest
distributable to the class A-1 noteholders on each payment date is the product of:

         (1)      1/360th of the interest rate for the class A-1 notes;

         (2) the actual number of days from the previous payment date through the day before the related payment date; and

         (3) the aggregate outstanding principal balance of the class A-1 notes on the preceding payment date (after giving effect to all payments to noteholders on such date).

Monthly  Interest for Other  Notes.  Generally,  the amount of monthly  interest
distributable   to  each  class  of  noteholders   (other  than  the  class  A-1
noteholders) on each payment date is the product of:

         (1) one-twelfth of the interest rate applicable to such class of notes; and

         (2) the outstanding principal balance of such class on the preceding payment date (after giving effect to all payments to noteholders on such date).

The amount of interest distributable on the first payment date of July 8, 1999 will be based upon the initial aggregate principal balance of the applicable class of notes and will accrue from the closing date until the day before the first payment date (and in the case of all of the notes other than the class A-1 notes, assuming that the month of the closing date has 30 days).

Note Principal

The trust will distribute principal on each payment date to the noteholders of record as of the record date. Generally, the amount of monthly principal the trust will pay is equal to the decrease in the outstanding principal balance of the receivables pool during the preceding calendar month. Additional amounts of available cash flow from the receivables will be used to make accelerated payments of principal to reduce the outstanding aggregate principal balances of the notes below the pool balance, until the pool balance exceeds such aggregate note balances by 2.5% of the initial aggregate principal balance of the notes or $8,505,822.60.

Generally, principal will be distributed to the noteholders in the order of the alpha-numeric designation of each class of the notes, starting with the class A-1 notes and ending with the class B notes. For example, no principal will be distributed to the class A-2 noteholders until the outstanding principal balance of the class A-1 notes has been reduced to zero. No principal will be distributed to the class B noteholders until the principal of all of the class A notes has been paid in full.

The trust must pay the outstanding principal amount of each class of notes, to the extent not previously paid, by the final maturity date for such class of notes as follows:

                                            Final Maturity Date
                                            -------------------
               class A-1 notes               June 8, 2000
               class A-2 notes               September  9, 2002
               class A-3 notes               January  8,  2004
               class  A-4 notes              September  8, 2005
               class B notes                 December 8, 2006

Since the rate of payment of principal of each class of notes depends greatly upon the rate of payment of principal on the receivables (including voluntary prepayments and principal in respect of defaulted receivables and purchased receivables), the final payment in respect of each class of notes could occur significantly earlier than the respective final maturity dates. See "Risk Factors -- You May Incur a Loss if there is a Default Under the Policy" in these materials.

The Certificate

In addition to the notes, the trust will issue an automobile receivable backed certificate pursuant to the trust and servicing agreement. The certificate represents an undivided beneficial ownership interest in the trust and will be retained by the seller. We are not offering the certificate for sale in this offering.

The Trust Assets

The trust will pledge its assets to the indenture trustee as collateral for the repayment of the notes. The trust assets will include:

         o a pool of simple and precomputed interest installment sale and installment loan contracts originated in various states in the United States of America, secured by new and used automobiles, light trucks and vans;

         o certain monies due in respect of the receivables as of and after April 30, 1999;

         o security interests in the related vehicles financed through the receivables;

         o        funds on deposit in a collection account and a spread account;

         o        any  proceeds  from  claims  on  certain  insurance   policies
                  relating to the financed vehicles or the related obligors;

         o        any lender's single interest insurance policy;

         o an unconditional and irrevocable insurance policy issued by MBIA Insurance Corporation guaranteeing payments of principal and interest on the notes; and

         o certain rights under the agreements by which the receivables are sold from UAC to the seller and from the seller to the trust.

The trust will acquire its assets from the seller pursuant to the trust and servicing agreement. See "Formation of the Trust" in these materials.

Spread Account; Rights of the Certificateholder

The trust will establish a spread account on the closing date for the benefit of the noteholders and the insurer. The spread account will hold the excess, if any, of the collections on the receivables over the amounts which the trust is required to pay to the noteholders, the servicer and the insurer. The amount of funds available for payment to noteholders on any payment date will consist of funds from the following sources:

         (1) payments received from obligors in respect of the receivables (net of any amount required to be deposited to the payahead account in respect of precomputed receivables);

         (2) any net withdrawal from the payahead account in respect of precomputed receivables;

         (3)      interest earned on funds on deposit in the collection account;

         (4)      liquidation proceeds received in respect of receivables;

         (5) advances received from the servicer in respect of interest on certain delinquent receivables; and

         (6)      amounts  received  in  respect  of  required   repurchases  or
                  purchases of receivables by UAC or the servicer.

The indenture trustee will withdraw funds from the spread account (up to the amount on deposit in the account) and then draw on the policy, if the amount of available funds for any payment date is not sufficient to pay:

         (1) the amounts owed to the servicer (including the monthly servicing fee and reimbursement for advances made by the servicer to the trust); and

         (2) the required payments of interest and principal to the noteholders.

If the amount on deposit in the spread account is zero, after any withdrawals for the benefit of the noteholders, and there is a default under the policy, any remaining losses on the receivables will be borne directly by the class B noteholders (up to the full class B note balance at the time a loss is incurred) and then by the class A noteholders pro rata (to the extent of the outstanding class or classes of class A notes at such time). See "Risk Factors -- You May Incur a Loss if there is a Default Under the Policy" in these materials.

The trust will be required to maintain a specified amount on deposit in the spread account. The required deposit or required spread amount with respect to any payment date will equal the greater of:

         (1) 0.25% of the principal balance of the receivables pool as of April 30, 1999, or

         (2) 0.50% of the outstanding principal balance of the receivables pool as of the end of the preceding calender month.

In no event will the amount on deposit in the spread account exceed the aggregate outstanding principal balance of the notes.

Any amount on deposit in the spread account on any payment date in excess of the required spread amount (after all other required deposits to and withdrawals from the spread account have been made) will be distributed to the certificateholder. Any such distribution to the certificateholder will no longer be an asset of the trust.

We intend for the amount on deposit in the spread account to grow over time to the required spread amount through the deposit of the excess collections, if any, on the receivables. However, we cannot assure you that the amount on deposit in the spread account will actually grow to the required spread amount.

If net losses on the receivables pool exceed the levels set forth in the insurance and reimbursement agreement among the seller, the trust, Union Acceptance Funding Corporation ("UAFC"), UAC, in its individual capacity and as servicer, and the insurer, the required spread amount will be increased to 0.75% of the principal balance of the receivables pool as of April 30, 1999. The required spread amount may be increased:

     (1) if the servicer defaults, fails to perform its obligations, or breaches a material representation under the trust and servicing agreement, the indenture or the insurance agreement; or

     (2) upon the occurrence of certain other events described in the insurance agreement generally involving the amount of losses on the receivables.

The Policy

The seller will obtain an unconditional and irrevocable insurance policy. Subject to the terms of the policy, the insurer will guarantee the payment of monthly interest and monthly principal on the notes (exclusive of any accelerated payments of principal) up to the policy amount.

In addition, the policy will cover amounts paid or required to be paid by the trust to the noteholders that is sought to be recovered as a voidable preference by a trustee in bankruptcy of UAC, the seller or UAFC under the United States Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

Policy Amount

The policy amount with respect to any payment date will be

(a) the sum of:

     (1) the monthly servicing fee;

     (2) monthly interest;

     (3) the lesser of (a) the outstanding aggregate principal balance of all classes of notes on such payment date (after giving effect to any distributions of available funds and any funds withdrawn from the spread account to pay monthly principal on such payment date) and (b) the initial aggregate principal balances of the notes minus all amounts withdrawn from the spread account or drawn on the policy with respect to principal;

         less:

(b) all amounts on deposit in the spread account on such payment date (after giving effect to any amounts withdrawn from the spread account on such date).

Insurer

MBIA Insurance Corporation is the insurer and will guarantee the payment of monthly interest and monthly principal (exclusive of any accelerated payments of principal) under the terms of the policy. See "The Insurer" in these materials.

Indenture Default; Control by the Insurer and Noteholders

Certain events will cause events of default under the indenture. If an indenture default occurs and the insurer is not in default under the policy, the insurer may declare the indenture default and control the remedy. If an indenture default occurs and the insurer is in default under the policy, the noteholders holding notes evidencing at least two-thirds of the outstanding principal balances of the notes may declare the indenture default and control the remedy.

The party that controls the remedy may give notice of acceleration, accelerate the payment of principal in respect of the notes and declare the principal of the notes to be immediately due and payable. The rights and remedies of the insurer and the noteholders upon the occurrence of an indenture default may include the right to direct the indenture trustee to liquidate the property of the trust. See "Risk Factors -- Noteholders Have a Limited Right to Declare Indenture Defaults or Remedies" in these materials.

Legal Investment

The class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Optional Redemption

The certificateholder has the right to redeem all of the receivables as of the last day of any collection period on which the aggregate principal balance of all classes of the notes on the related payment date (after the payment of all amounts to be paid on such payment date) will be equal to or less than 10% of the initial aggregate principal balance of all classes of notes. We will redeem the notes as a result of such a purchase of the receivables.

The purchase price for the optional redemption will be equal to the fair market value of the receivables; provided that such amount may not be less than the sum of:

     (1) 100% of the outstanding aggregate principal balance of all classes of notes,

     (2) accrued and unpaid interest on the outstanding principal balances of all outstanding classes of notes at the weighted average interest rate of such notes, and

     (3)  any amounts due the insurer.

Increase of the Class A-4 Interest Rate and the Class B Interest Rate

If the certificateholder does not exercise its rights with respect to the optional redemption on the first payment date that the optional redemption is permitted, the class A-4 interest rate and the class B interest rate will be increased by 0.50% after such date.

Tax Status

In the opinion of special tax counsel to the seller, for federal income tax purposes,

     o   the class A notes will be characterized as debt,

     o   the class B notes should also be characterized as debt, and

     o the trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

The owner trustee, the noteholders and the certificateholder will agree to treat the notes as indebtedness for federal income tax purposes.

Ratings

On the closing date, each class of notes will be issued only if such class receives ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. as follows:

                                           Rating
                                    -------------------
                   Class            Moody's        S&P
                   -----            -------        ---
                    A-1               P-1          A-1+
                    A-2               Aaa           AAA
                    A-3               Aaa           AAA
                    A-4               Aaa           AAA
                     B                Aaa           AAA

A rating is not a recommendation to buy, sell or hold the notes and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors -- A Change in the Note Ratings May Adversely Affect the Notes" in these materials.

ERISA Considerations

The class A notes may be eligible for purchase by employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any benefit plan fiduciary considering the purchase of notes should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied. Neither an employee benefit plan subject to ERISA or Section 4975 of the Code nor an individual retirement account may purchase class B notes.

                                  RISK FACTORS

         You should carefully consider the risk factors set forth below as well as the other investment considerations described in these materials as you decide whether to purchase the notes.

You May Not be Able to Resell
the Notes                               There is currently  no secondary  market
                                        for   the   notes.    The   underwriters
                                        currently  intend  to make a  market  to
                                        enable  resale  of the  notes,  but  are
                                        under no  obligation  to do so. As such,
                                        we cannot  assure  you that a  secondary
                                        market  will  develop for your notes or,
                                        if one does  develop,  that such  market
                                        will  provide  you  with   liquidity  of
                                        investment or that it will continue for the life of your notes.

The Notes Are Obligations
of the Trust Only  and are Not
Guaranteed by  any  Other   Party       The notes are  obligations  of the trust
                                        only and do not represent an interest in
                                        or obligation of the seller, UAC, any of
                                        their  affiliates  or any other party or
                                        governmental   body.   Except   for  the
                                        policy,  the notes have not been insured
                                        or    guaranteed   by   any   party   or
                                        governmental body. See "The Insurer" in these materials.



The Amount in the Spread Account
May Not be Sufficient to Assure
Payment of  Principal  and Interest     If the amount of available  funds on any
                                        payment  date is not  sufficient  to pay
                                        monthly  interest and monthly  principal
                                        (after payment of the monthly  servicing
                                        fee  and  exclusive  of any  accelerated
                                        principal    payments)   to   you,   the
                                        indenture trustee will withdraw funds from the spread account, up to the full balance of the funds on deposit in such account.

                                        The  amount  on  deposit  in the  spread
                                        account  may  increase  over  time to an
                                        amount  equal  to  the  required  spread
                                        amount.  We cannot  assure you that such
                                        growth will occur or that the balance in
                                        the  spread   account   will  always  be
                                        sufficient to assure payment in full of monthly interest and monthly principal. If the amount on deposit in the spread account is reduced to zero (after giving effect to all deposits and withdrawals from the spread account), the indenture trustee will then draw on the policy, up to the policy amount, in an amount equal to any remaining shortfall in respect of monthly interest and monthly principal (exclusive of any accelerated principal payments).

You May Incur a Loss if there
is a Default Under the Policy           If the spread account is reduced to zero
                                        and  the  insurer   defaults  under  the
                                        policy,  the trust will depend solely on
                                        payments  on  and   proceeds   from  the
                                        receivables to make payments on the notes. The insurer will default under the policy if it fails to pay any required amount to the trust when due, for any reason, including the insolvency of the insurer.

                                        If the  trust  does not have  sufficient
                                        funds   to  fully   make  the   required
                                        payments to noteholders on a payment date during a default by the insurer, payments on the notes on such payment date will generally be reduced in the following order:

                                        1.  class B monthly principal,
                                        2.  class A monthly principal, pro rata,
                                        3.  class B monthly interest, and
                                        4.  class A monthly interest, pro rata.

                                        However, if the payment date is the final maturity date for a class of class A notes, payments of monthly principal in respect of such class A notes will be paid before class B monthly interest.

                                        See    "The    Receivables    Pool    --
                                        Delinquencies  and Net  Losses"  and "--
                                        Delinquency and Credit Loss Experience" in these materials.

Some Notes are More at Risk than
Others if There are Losses on
the Receivables                         Principal  will be paid on the  notes in
                                        alpha-numeric order,  beginning with the
                                        class  A-1  notes  and  ending  with the
                                        class B notes,  with certain  exceptions
                                        if an indenture default occurs.  Because
                                        payments  of  principal  will be applied
                                        first to the class A-1 notes,  second to
                                        the class A-2 notes,  third to the class
                                        A-3  notes,  fourth  to  the  class  A-4
                                        notes, and finally to the class B notes,
                                        in the event the insurer  defaults under
                                        the  policy  after  the  class A-1 notes
                                        have been fully or partially  repaid and
                                        before  the other  classes of notes have
                                        been   fully   repaid,    delinquencies,
                                        defaults and losses  experienced  on the
                                        receivables       will       have      a
                                        disproportionately greater effect on the classes of notes which pay principal to noteholders later.

Some Payments on the Notes are
Subordinate to other Payments on
the Notes                               Interest  due on the  class B  notes  is
                                        subordinate  in  priority  of payment to
                                        interest due on the class A notes,  and,
                                        on the final  maturity  date for a class
                                        of  class A notes,  interest  due on the
                                        class  B  notes   is   subordinated   to
                                        principal  due on such  class  A  notes.
                                        Principal  due on the  class B notes  is
                                        subordinated  to principal  and interest
                                        due on the class A notes.  Consequently,
                                        the class B noteholders will not receive
                                        any interest on a payment date until the
                                        full  amount of  interest on the class A
                                        notes due on such  payment date has been
                                        paid, and, if such payment date is on or
                                        after  the  final  maturity  date  for a
                                        class  of  class A  notes,  the  class B
                                        noteholders   will   not   receive   any
                                        interest until all principal on such class A notes has been paid in full. No principal will be paid on the class B notes until each class of class A notes has been paid in full. In the event of a default by the insurer, the class B notes will be more at risk than the class A notes due to delinquencies, defaults and losses experienced on the receivables.

Noteholders Have a Limited Right to
Declare Indenture Defaults or Remedies  The  insurer  is the only party that has
                                        the  right  to  declare   an   indenture
                                        default  and control the remedy for such
                                        default,   unless  the   insurer  is  in
                                        default under the policy,  in which case
                                        the  noteholders  will have  such  right
                                        subject     to     applicable     voting
                                        requirements.

                                        If  an  indenture  default  occurs,  the
                                        insurer    or,   in   certain    limited
                                        circumstances,   the  noteholders,  will
                                        have the right to accelerate the payment
                                        of principal of the notes and, possibly,
                                        to  direct  the  indenture   trustee  to
                                        liquidate the trust property.

                                        Following  an  indenture  default,   the
                                        indenture  trustee and the owner trustee
                                        will continue to submit claims under the
                                        policy  to  enable  the  trust  to  make
                                        payments  to you  each  month.  However,
                                        following  an  indenture  default,   the
                                        insurer may elect to prepay all or any portion of the outstanding notes, plus accrued interest.

A Change in the Note Ratings May
Adversely Affect the Notes              Moody's Investors Service and Standard &
                                        Poor's  Ratings  Services are the rating
                                        agencies rating the notes.  Such ratings
                                        will  reflect  only  the  views  of  the
                                        relevant rating agency. We cannot assure
                                        you that any such rating  will  continue
                                        for any  period  of  time  or  that  any
                                        rating will not be revised or  withdrawn
                                        entirely  by such  rating  agency if, in
                                        its judgment,  circumstances so warrant.
                                        A revision or  withdrawal of such rating
                                        may  have  an  adverse   effect  on  the
                                        liquidity   and  market  price  of  your
                                        notes. A rating is not a recommendation to buy, sell or hold the notes.

                             FORMATION OF THE TRUST

                  The trust is a business trust formed under the laws of the State of Delaware under a trust and servicing agreement between the seller, the servicer and the owner trustee. The trust was formed solely for the purpose of accomplishing the transactions described in these materials. Upon formation, the trust will not engage in any business activity other than:

         o acquiring, managing and holding the receivables and related interests described in these materials;

         o        issuing the notes and the certificate;

         o making payments and distributions on the notes and the certificate; and

         o engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the above listed activities or are incidental to those activities.

         Pursuant to an indenture between the trust and the indenture trustee, the trust will grant a security interest in the trust assets in favor of the indenture trustee on behalf of and for the benefit of the noteholders and the insurer. The seller will transfer the trust assets to the owner trustee in exchange for the cash proceeds of the notes and the certificate. The seller will retain the certificate. UAC will service the receivables pursuant to the trust and servicing agreement and will receive compensation for acting as the servicer. To facilitate servicing and to minimize administrative burden and expense, the servicer will serve as custodian of the receivables for the owner trustee. However, the servicer will not stamp the receivables to reflect the sale and assignment of the receivables to the trust or the indenture trustee or make any notation of the indenture trustee's lien on the certificates of title of the financed vehicles. In the absence of such notation on the certificates of title, the trust or the indenture trustee may not have perfected security interests in the financed vehicles securing the receivables. Under the terms of the trust and servicing agreement, UAC may delegate its duties as servicer and custodian; however, any such delegation will not relieve UAC of its liability and responsibility with respect to such duties.

         The trust will establish a spread account for the benefit of the noteholders and the insurer and will obtain the policy. The indenture trustee will draw on the policy, up to the policy amount, if available funds and the amount on deposit in the spread account (after paying amounts owed to the servicer) are not sufficient to fully distribute monthly interest and monthly principal (exclusive of any accelerated principal payments). If the spread account is reduced to zero and there is a default under the policy, the trust will look only to the obligors on the receivables and the proceeds from the repossession and sale of financed vehicles that secure defaulted receivables for payments of interest and principal on the notes. In such event, certain factors, such as the indenture trustee not having perfected security interests in some of the financed vehicles, may affect the trust's ability to realize on the collateral securing the receivables, and thus may reduce the proceeds to be distributed to the noteholders.

                              THE RECEIVABLES POOL

         The receivables were selected from the portfolio of UAFC for purchase by the seller according to several criteria, including that each receivable:

         o has an original number of payments of not more than 84 payments and not less than twelve payments (except that approximately 0.46% of the aggregate principal balance of the receivables as of April 30, 1999 consist of receivables which have been amended or modified after origination to provide that the number of payments from the time of origination to maturity may exceed 84 payments);

         o has a remaining maturity of not more than 84 months and not less than three months;

         o provides for level monthly payments that fully amortize the amount financed over the original term; and

         o has a contract rate of interest (exclusive of prepaid finance charges) of not less than 4.95%.

         The  weighted  average   remaining   maturity  of  the  receivables  is
approximately 72 months as of April 30, 1999.

         Approximately 99.09% of the aggregate principal balance of the receivables as of April 30, 1999 are simple interest contracts which provide for equal monthly payments. Approximately 0.91% of the aggregate principal balance of the receivables as of April 30, 1999 are precomputed receivables originated in the State of California. All of such precomputed receivables are rule of 78's receivables. Approximately 25.28% of the aggregate principal balance of the receivables as of April 30, 1999 represent financing of new vehicles; the remainder of the receivables represent financing of used vehicles.

         Receivables representing more than 10% of the aggregate principal balance of the receivables as of April 30, 1999 were originated in the States of North Carolina and Texas. The performance of the receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such states.

               Composition of the Receivables as of April 30, 1999

                                                                                                     Weighted
                                                                   Aggregate          Original         Average
                                                   Number of        Principal         Principal       Contract
                                                  Receivables        Balance           Balance          Rate
                                                  -----------  -----------------   ----------------  ---------
New Automobiles and Light-Duty Trucks............     4,164    $   78,476,422.36  $   84,660,979.28     12.40%
Used Automobiles and Light-Duty Trucks...........    16,661       232,220,908.56     247,015,093.48     13.71%
New Vans (1).....................................       352         7,527,018.43       8,426,832.66     11.93%
Used Vans (1)....................................     1,565        22,008,554.97      24,010,506.03     13.60%
                                                     ------      ---------------    ---------------     -----
All Receivables..................................    22,742      $340,232,904.32    $364,113,411.45     13.36%
                                                     ======      ===============    ===============     =====




                                                   Weighted     Weighted       Percent
                                                    Average      Average     of Aggregate
                                                   Remaining    Original     Principal
                                                    Term(2)      Term(2)      Balance(3)
                                                    -------     ----------  --------------
New Automobiles and Light-Duty Trucks..........      75.9 mos.     79.1 mos.     23.07%
Used Automobiles and Light-Duty Trucks.........      70.2          72.7          68.25
New Vans (1)...................................      74.9          79.5           2.21
Used Vans (1)..................................      70.6          73.7           6.47
                                                     --------      --------     ------
All Receivables................................      71.7 mos.     74.4 mos.    100.00%
                                                     ========      ========     ======

(1) References to vans include minivans and van conversions.
(2) Based on scheduled maturity and assuming no prepayments of the receivables.
(3) Sum may not equal 100% due to rounding.

     Distribution of the Receivables by Remaining Term as of April 30, 1999

                                                           Percent                                   Percent
                                                          of Total                Aggregate        of Aggregate
       Remaining                   Number of               Number of             Principal          Principal
      Term Range                   Receivables          Receivables (1)            Balance          Balance(1)
      ----------                   -----------          ---------------      -----------------      ----------
    1 to 12 months...........           648                  2.85%           $    1,347,983.65           0.40%
   13 to 24 months...........         1,416                  6.23                 6,832,863.94           2.01
   25 to 36 months...........           522                  2.30                 3,339,773.88           0.98
   37 to 48 months...........         1,105                  4.86                 9,889,459.73           2.91
   49 to 60 months...........         3,207                 14.10                41,197,164.13          12.11
   61 to 72 months...........         6,632                 29.16               103,487,554.44          30.42
   73 to 84 months...........         9,212                 40.51               174,138,104.55          51.18
                                     ------                ------              ---------------         ------
             Total...........        22,742                100.00%             $340,232,904.32         100.00%
                                     ======                ======              ===============         ======

(1) Sum may not equal 100% due to rounding.

         Geographic Distribution of the Receivables as of April 30, 1999

                                                            Percent                                    Percent
                                                           of Total               Aggregate         of Aggregate
                                    Number of              Number of              Principal          Principal
     State (1) (2)                 Receivables          Receivables (3)           Balance            Balance (3)
     -------------                 -----------          ---------------       ----------------      ------------
Arizona......................           670                  2.95%            $   9,145,647.54           2.69%
California...................         1,457                  6.41                22,609,141.50           6.65
Colorado.....................           531                  2.34                 7,520,251.15           2.21
Florida......................         1,522                  6.69                21,629,109.74           6.36
Georgia......................         1,112                  4.89                17,005,238.31           5.00
Idaho........................            34                  0.15                   546,312.32           0.16
Illinois.....................         1,812                  7.97                28,020,792.39           8.24
Indiana......................         1,013                  4.45                14,431,418.18           4.24
Iowa ........................           556                  2.45                 8,345,498.85           2.45
Kansas.......................           255                  1.12                 4,040,130.22           1.19
Kentucky.....................           173                  0.76                 2,533,362.67           0.75
Maryland.....................           250                  1.10                 3,937,973.03           1.16
Massachusetts................           523                  2.30                 8,325,186.44           2.45
Michigan.....................           584                  2.57                 9,451,944.82           2.78
Minnesota....................           418                  1.84                 6,624,791.61           1.95
Missouri.....................           685                  3.01                 9,709,455.27           2.85
Nebraska.....................           149                  0.66                 2,117,010.09           0.62
Nevada.......................           104                  0.46                 1,719,803.32           0.51
New Jersey...................             9                  0.04                   143,163.47           0.04
New Mexico...................            67                  0.30                 1,078,600.68           0.32
North Carolina...............         2,823                 12.41                41,976,180.18          12.34
Ohio ........................         1,246                  5.48                17,554,571.59           5.16
Oklahoma.....................           807                  3.55                10,077,418.51           2.96
Oregon.......................            34                  0.15                   567,109.61           0.17
Pennsylvania.................           214                  0.94                 3,403,066.60           1.00
South Carolina...............           791                  3.48                11,990,569.50           3.52
South Dakota.................             7                  0.03                   123,329.43           0.04
Tennessee....................           683                  3.00                11,740,965.84           3.45
Texas........................         2,508                 11.03                39,770,446.37          11.69
Utah ........................           102                  0.45                 1,701,425.53           0.50
Virginia.....................         1,077                  4.74                14,658,836.62           4.31
Washington...................            76                  0.33                 1,275,537.13           0.38
Wisconsin....................           450                  1.98                 6,458,615.81           1.90
                                     ------                ------              ---------------         ------
         Total...............        22,742                100.00%             $340,232,904.32         100.00%
                                     ======                ======              ===============         ======


(1) Based on address of the dealer selling the related financed vehicle.
(2) Receivables originated in Ohio were solicited by dealers for direct financing by UAC or its predecessor. All other receivables were originated by dealers and purchased from such dealers by UAC or its predecessor.
(3) Sum may not equal 100% due to rounding.

            Distribution of the Receivables by Financed Vehicle Model
                            Year as of April 30, 1999


                                                                  Percent                            Percent
                                                                 of Total         Aggregate       of Aggregate
   Model                                       Number of         Number of        Principal        Principal
   Year                                       Receivables     Receivables(1)      Balance          Balance(1)
   ----                                       -----------     -------------- ----------------     ------------
   1990 and earlier.....................           702             3.09%     $   3,417,497.06         1.00%
   1991.................................           709             3.12          4,221,274.82         1.24
   1992.................................         1,067             4.69          7,850,721.52         2.31
   1993.................................         1,687             7.42         16,009,765.55         4.71
   1994.................................         2,549            11.21         27,444,074.66         8.07
   1995.................................         3,215            14.14         45,775,066.39        13.45
   1996.................................         3,154            13.87         50,396,249.71        14.81
   1997.................................         3,230            14.20         57,069,317.10        16.77
   1998.................................         2,838            12.48         51,986,647.96        15.28
   1999.................................         3,558            15.65         75,501,181.29        22.19
   2000.................................            33             0.15            561,108.26         0.17
                                                ------           ------      ----------------       ------
                  Total.................        22,742           100.00%     $ 340,232,904.32       100.00%
                                                ======           ======      ================       ======

(1) Sum may not equal 100% due to rounding.


      Distribution of the Receivables by Contract Rate as of April 30, 1999

                                                                  Percent                            Percent
                                                                 of Total         Aggregate       of Aggregate
                                               Number of         Number of        Principal        Principal
Contract Rate Range                           Receivables     Receivables(1)      Balance          Balance(1)
-------------------                           -----------     --------------   --------------     -------------
    Less than 7.000%......................           65             0.29%      $ 1,037,271.47         0.31%
  7.000 to    7.999%......................          105             0.46         1,655,887.00         0.49
  8.000 to    8.999%......................          291             1.28         4,524,391.04         1.33
  9.000 to    9.999%......................          813             3.58        13,513,468.40         3.97
 10.000 to   10.999%......................        1,875             8.25        27,892,979.44         8.20
 11.000 to   11.999%......................        2,820            12.40        43,008,950.18        12.64
 12.000 to   12.999%......................        4,006            17.62        60,986,507.95        17.93
 13.000 to   13.999%......................        4,353            19.14        65,413,524.46        19.23
 14.000 to   14.999%......................        3,747            16.48        56,704,893.72        16.67
 15.000 to   15.999%......................        2,280            10.03        32,788,442.29         9.64
 16.000 to   16.999%......................        1,121             4.93        15,572,019.70         4.58
 17.000 to   17.999%......................          669             2.94         9,205,674.86         2.71
 18.000 to   18.999%......................          513             2.26         7,110,407.77         2.09
 19.000 to   19.999%......................           46             0.20           453,512.65         0.13
 20.000 to   20.999%......................           22             0.10           235,515.35         0.07
21.000  to   21.999%......................           11             0.05            91,453.53         0.03
22.000  to   22.999%......................            2             0.01            13,432.87         0.00
23.000  to   23.999%......................            1             0.00            13,879.93         0.00
24.000  to   24.999%......................            2             0.01            10,691.71         0.00
                                                 ------           ------      ---------------       ------
               Total......................       22,742           100.00%     $340,232,904.32       100.00%
                                                 ======           ======      ===============       ======

(1) Sum may not equal 100% due to rounding.

Delinquencies and Net Losses

         We have set forth below certain information about the experience of UAC and its predecessor relating to delinquencies and net losses on the prime fixed rate retail automobile, light truck and van receivables serviced by UAC. We cannot assure you that the delinquency and net loss experience of the receivables will be comparable to that set forth in the following tables.

                           Delinquency Experience (1)

                                              At June 30,                           At March 31,
                           -----------------------------------------------     -----------------------
                                    1996                  1997                         1998
                           ---------------------     ---------------------     -----------------------
                                                                                (Dollars in thousands)
                            Number of                 Number of                 Number of
                           Receivables   Amount      Receivables   Amount      Receivables    Amount
                           ----------- ----------    ----------- ----------    -----------  ----------
Servicing portfolio........  147,722   $1,548,538      173,693   $1,860,272      181,026   $1,929,151
                             -------   ----------      -------   ----------      -------   ----------
Delinquencies
   30-59 days..............    1,602   $   17,030        2,487   $   27,373        3,426   $   35,449
   60-89 days..............      694        7,629        1,646       18,931        1,923       21,818
   90 days or more.........      333        3,811          723        8,826          623        7,088
                             -------   ----------      -------   ----------      -------   ----------
Total delinquencies........    2,629   $   28,470        4,856   $   55,130        5,972   $   64,355
                             =======   ==========      =======   ==========      =======   ==========
Total delinquencies as a
   percent of servicing
   portfolio...............     1.78%        1.84%        2.80%        2.96%        3.30%        3.34%

                                 At June 30,                At March 31,
                                     1998                      1999
                            -----------------------   ------------------------
                             Number of                  Number of
                            Receivables   Amount       Receivables   Amount
                            -----------  ----------   ------------  ----------
Servicing portfolio........    184,003   $1,978,920      207,705    $2,355,418
                               -------   ----------      -------    ----------
Delinquencies
   30-59 days..............      3,179   $   32,967        3,650    $   37,890
   60-89 days..............      1,907       20,819        1,633        17,279
   90 days or more.........        657        6,993          646         6,818
                               -------   ----------      -------    ----------
Total delinquencies........      5,743   $   60,779        5,929    $   61,987
                               =======   ==========      =======    ==========
Total delinquencies as a
   percent of servicing
   portfolio...............       3.12%        3.07%        2.85%         2.63%

                                                    Credit Loss Experience (1)


                                                       Year ended June 30,
                                         --------------------------------------------       Nine Months Ended
                                                  1996                1997                 March 31, 1998 (5)
                                         ---------------------   ---------------------   ---------------------
                                                                         (Dollars in thousands)
                                          Number of               Number of               Number of
                                         Receivables   Amount    Receivables   Amount    Receivables  Amount
                                         ----------- ----------  ----------- ----------  ----------- ----------
Avg. servicing portfolio(2)..............  132,363   $1,343,770    164,858   $1,759,666    178,628   $1,907,770
                                           -------   ----------    -------   ----------    -------   ----------

Gross charge-offs........................    3,663   $   40,815      6,280   $   70,830      5,917   $   66,197
Recoveries (3)...........................                19,543                  28,511                  24,848
                                                     ----------              ----------              ----------
Net losses...............................            $   21,272              $   42,319              $   41,349
                                                     ==========              ==========              ==========
Gross charge-offs as a % of
   avg. servicing
   portfolio(4)..........................     2.77%        3.04%      3.81%        4.03%      4.42%        4.63%
Recoveries as a % of gross
   charge-offs...........................                 47.88%                  40.25%                  37.54%
Net losses as a % of avg.
   servicing portfolio(4)................                  1.58%                   2.40%                   2.89%


                                                Year Ended              Nine Months Ended
                                               June 30, 1998           March 31, 1999 (5)
                                         ------------------------    ---------------------

                                          Number of                   Number of
                                         Receivables     Amount      Receivables    Amount
                                         -----------    ----------   -----------   ----------
Avg. servicing portfolio(2)..............   179,822     $1,922,977     199,072     $2,217,348
                                            -------     ----------     -------     ----------

Gross charge-offs........................     7,909     $   87,325       5,923     $   62,129
Recoveries (3)...........................                   33,546                     24,098
                                                        ----------                 ----------
Net losses...............................               $   53,779                 $   38,031
                                                        ==========                 ==========
Gross charge-offs as a % of
   avg. servicing
   portfolio(4)..........................      4.40%          4.54%       3.97%          3.74%
Recoveries as a % of gross
   charge-offs...........................                    38.41%                     38.79%
Net losses as a % of avg.
   servicing portfolio(4)................                     2.80%                      2.29%

(1) There is generally no recourse to dealers under any of the receivables in the portfolio serviced by UAC or its predecessor, except to the extent of representations and warranties made by dealers in connection with such receivables.

(2) Equals the monthly arithmetic average, and includes receivables sold in prior securitization transactions.

(3) Recoveries include recoveries on receivables previously charged off, cash recoveries and unsold repossessed assets carried at fair market value.

(4) Variation in the size of the portfolio serviced by UAC will affect the percentages in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio."

(5) Percentages are annualized in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio" for partial years.

Delinquency and Credit Loss Experience

         As indicated in the foregoing delinquency experience table, delinquency rates for UAC's prime automobile portfolio based upon outstanding balances of receivables 30 days past due and over decreased to 2.63% at March 31, 1999 compared to 3.07% and 3.34% at June 30, 1998 and March 31, 1998, respectively.

         As indicated in the foregoing credit loss experience table, net credit losses on UAC's prime automobile portfolio totaled approximately $38.0 million for the nine months ended March 31, 1999, or 2.29% (annualized) of the average servicing portfolio, compared to $41.3 million, or 2.89% (annualized) for the nine months ended March 31, 1998. For the year ended June 30, 1998, net credit losses on UAC's prime automobile portfolio totaled approximately $53.8 million or 2.80% of the average servicing portfolio.

         From September 30, 1997 through March 31, 1999, UAC has experienced steady improvement in its delinquency and credit loss performance. UAC attributes the improvement to strategic changes in its origination and collection departments. The efforts in the origination department include:

         o        implementing tighter credit standards in March 1997;

         o developing quality control procedures that rank a prospective obligor by credit score and by predetermined debt and income ratios;

         o growing the portfolio with quality obligors through dealer development and dealer expansion;

         o        increasing the staff in the origination department; and

         o        expanding the origination department's hours of service.

The collection department's efforts to improve delinquency and credit loss performance since September 30, 1997 include:

         o        restructuring    the    collectors    to   form    specialized
                  sub-departments of collectors for auxiliary functions such as skip tracing and high risk accounts;

         o initiating collection calls earlier in the delinquency process through the use of a power dialer;

         o targeting higher risk obligors through the use of quarterly updated credit scores; and

         o        increasing collection efforts on charged-off accounts.

         Recoveries as a percentage of gross charge-offs improved slightly to 38.79% for the nine months ended March 31, 1999, compared to 38.41% and 37.54% for the year ended June 30, 1998 and the nine months ended March 31, 1998, respectively. In an effort to improve recovery rates, UAC opened a franchised new car dealership in Indianapolis in July 1998 and is retailing a portion of its repossessed automobiles through the dealership. UAC expects to continue this method of disposing of repossessions and strictly monitor the rest of its repossession and resale process. UAC believes that these efforts should improve the recovery rate. Although the overall recovery percentage remains below UAC's expectations, recovery rates for repossessed automobiles sold by UAC's retail operations have been significantly higher than recovery rates on vehicles sold at auction. However, only approximately 10% of all repossessed automobiles sold by UAC during the last nine months were sold through its new retail operation.

         UAC's expectations with respect to delinquency and credit loss trends constitute forward- looking statements and are subject to important factors that could cause actual results to differ materially from those projected by UAC. Such factors include, but are not limited to, general economic factors affecting obligors' abilities to make timely payments on their indebtedness such as employment status, rates of consumer bankruptcy, consumer debt levels generally and the interest rates applicable thereto. In addition, credit losses are affected by UAC's ability to realize on recoveries of repossessed vehicles, including, but not limited to, the market for used cars at any given time.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

         Because the rate of payment on principal of the notes depends primarily on the rate of payment of the receivables (including voluntary prepayments, principal in respect of receivables as to which there has been a default, principal in respect of required repurchases or purchases of receivables by UAC or the servicer, and the application of certain excess available funds to pay principal on the notes), final payment on each class of notes could occur much earlier than the applicable final maturity date. You will bear the risk of being able to reinvest early principal payments on the notes at yields at least equal to the yield on your notes.

         Prepayments on retail installment sale contracts, such as the receivables, can be measured relative to a prepayment standard or model. The model used in these materials is the Absolute Prepayment Model ("ABS"). The ABS model represents an assumed rate of prepayment each month relative to the original number of receivables in a pool. The ABS model further assumes that all of the receivables are the same size, amortize at the same rate and that each receivable will be paid as scheduled or will be prepaid in full. For example, in a pool of receivables originally containing 100 receivables, a 1% ABS rate means that one receivable prepays in full each month. The ABS model, like any prepayment model, does not claim to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

         The tables on pages 19 to 21 have been prepared on the basis of certain assumptions, including that:

         o all payments on the receivables are made on the last day of each month and include a full month of interest;

         o payments on the notes are paid in cash on each payment date commencing July 8, 1999 and on the eighth calendar day of each subsequent month;

         o        the closing date will be May 26, 1999;

         o        the first  collection  period will be May 1, 1999 through June
                  30, 1999;

         o        the interest rates for the notes are as follows:

                           class A-1 notes           4.94%
                           class A-2 notes           5.41%
                           class A-3 notes           5.78%
                           class A-4 notes           6.03%
                           class B notes             6.29%

         o the insurance premium is paid from cash flows from the receivables as required under the policy;

         o        the spread account will not earn interest;

         o no defaults or delinquencies in the payment of any of the receivables occur;

         o no receivables are repurchased due to a breach of any representation or warranty or for any other reason; and

         o the certificateholder exercises its rights with respect to the optional purchase of the receivables on the first payment date that it is entitled to exercise such rights.

The tables indicate the projected weighted average life of each class of notes and sets forth the percentage of the initial aggregate principal balance of each class of notes that is projected to be outstanding after each of the payment dates shown at specified ABS percentages. The tables also assume that the receivables have been aggregated into five hypothetical pools with all of the receivables within each such pool having the characteristics described below:

                                                      Weighted Average      Weighted Average
            Cutoff Date        Weighted Average       Original Term to      Remaining Term to
Pool     Principal Balance      Note Rate           Maturity (in Months)  Maturity (in Months)
----     -----------------      ---------           --------------------  --------------------
  1     $   10,466,798.01         12.157%                  77                      27
  2         10,873,762.07         13.824                   43                      42
  3         33,223,966.21         13.365                   59                      58
  4         93,643,846.64         13.198                   70                      68
  5        192,024,531.39         13.480                   81                      80
        -----------------
Total   $  340,232,904.32
        =================

         The information included in the following tables consists of forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages 19 to 21. We have provided these hypothetical illustrations using the assumptions listed above to give you a general illustration of how the aggregate principal balance of the notes may decline. However, it is highly unlikely that the receivables will prepay at a constant ABS until maturity or that all of the receivables will prepay at the same ABS. In addition, the diverse terms of receivables within each of the five hypothetical pools could produce slower or faster rates of principal payments than indicated in the table at the various specified ABS rates. Any difference between such hypothetical assumptions, the actual characteristics, performance and prepayment experience of the receivables will affect the percentages of the initial principal balances of the notes outstanding over time and the weighted average lives of the notes.

================================================================================

                  Important notice regarding calculation of the
                 weighted average life and the assumptions upon
                  which the tables on pages 19 to 21 are based

         The weighted average life of a note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the assumed closing date to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

         The tables on pages 19 to 21 have been prepared based on (and should be read in conjunction with) the assumptions described on pages 17 and 18 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables).

================================================================================


         Percent of Initial Note Balance at Various ABS Percentages (1)

                                           Class A-1 Notes                                    Class A-2 Notes
Payment Date               1.0%       1.4%       1.6%       1.8%       2.5%       1.0%       1.4%       1.6%       1.8%       2.5%
-----------------------------------------------------------------------------------------------------------------------------------
      Closing Date .....  100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%
 1    July, 1999 .......   73.5%      68.7%      65.7%      60.7%      44.2%     100.0%     100.0%     100.0%     100.0%     100.0%
 2    August, 1999 .....   60.5%      53.4%      49.0%      41.8%      24.7%     100.0%     100.0%     100.0%     100.0%     100.0%
 3    September, 1999 ..   47.6%      38.3%      32.6%      23.2%       5.5%     100.0%     100.0%     100.0%     100.0%     100.0%
 4    October, 1999 ....   35.8%      24.2%      17.1%       5.6%       0.0%     100.0%     100.0%     100.0%     100.0%      90.8%
 5    November, 1999 ...   25.7%      12.0%       3.6%       0.0%       0.0%     100.0%     100.0%     100.0%      93.9%      79.6%
 6    December, 1999 ...   15.6%       0.0%       0.0%       0.0%       0.0%     100.0%     100.0%      93.4%      85.1%      68.5%
 7    January, 2000 ....    5.7%       0.0%       0.0%       0.0%       0.0%     100.0%      91.8%      84.4%      76.3%      57.5%
 8    February, 2000 ...    0.0%       0.0%       0.0%       0.0%       0.0%      97.1%      83.7%      75.6%      67.6%      46.7%
 9    March, 2000 ......    0.0%       0.0%       0.0%       0.0%       0.0%      90.3%      75.7%      66.9%      59.0%      36.1%
10    April, 2000 ......    0.0%       0.0%       0.0%       0.0%       0.0%      83.6%      67.8%      58.3%      50.5%      25.6%
11    May, 2000 ........    0.0%       0.0%       0.0%       0.0%       0.0%      77.0%      60.0%      49.9%      42.0%      15.2%
12    June, 2000 .......    0.0%       0.0%       0.0%       0.0%       0.0%      70.4%      52.3%      41.8%      33.7%       5.0%
13    July, 2000 .......    0.0%       0.0%       0.0%       0.0%       0.0%      63.8%      44.7%      34.2%      25.5%       0.0%
14    August, 2000 .....    0.0%       0.0%       0.0%       0.0%       0.0%      57.3%      37.2%      26.6%      17.4%       0.0%
15    September, 2000 ..    0.0%       0.0%       0.0%       0.0%       0.0%      50.8%      29.8%      19.1%       9.4%       0.0%
16    October, 2000 ....    0.0%       0.0%       0.0%       0.0%       0.0%      44.4%      22.6%      11.6%       1.6%       0.0%
17    November, 2000 ...    0.0%       0.0%       0.0%       0.0%       0.0%      38.1%      15.4%       4.3%       0.0%       0.0%
18    December, 2000 ...    0.0%       0.0%       0.0%       0.0%       0.0%      31.8%       8.4%       0.0%       0.0%       0.0%
19    January, 2001 ....    0.0%       0.0%       0.0%       0.0%       0.0%      25.6%       1.5%       0.0%       0.0%       0.0%
20    February, 2001 ...    0.0%       0.0%       0.0%       0.0%       0.0%      19.4%       0.0%       0.0%       0.0%       0.0%
21    March, 2001 ......    0.0%       0.0%       0.0%       0.0%       0.0%      13.3%       0.0%       0.0%       0.0%       0.0%
22    April, 2001 ......    0.0%       0.0%       0.0%       0.0%       0.0%       7.3%       0.0%       0.0%       0.0%       0.0%
23    May, 2001 ........    0.0%       0.0%       0.0%       0.0%       0.0%       1.3%       0.0%       0.0%       0.0%       0.0%
24    June, 2001 .......    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
25    July, 2001 .......    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
26    August, 2001 .....    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
27    September, 2001 ..    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
28    October, 2001 ....    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
29    November, 2001 . .    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
30    December, 2001 ...    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
31    January, 2002 ....    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
32    February, 2002 ...    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
33    March, 2002 ......    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
34    April, 2002 ......    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
35    May, 2002 ........    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
36    June, 2002 .......    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
37    July, 2002 .......    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
38    August, 2002 .....    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
39    September, 2002...    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
40    October, 2002 ....    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
41    November, 2002 ...    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
42    December, 2002 ...    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
43    January, 2003 ....    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
44    February, 2003 ...    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
45    March, 2003 ......    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
46    April, 2003 ......    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
47    May, 2003 ........    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
48    June, 2003 .......    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
49    July, 2003 .......    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
50    August, 2003 .....    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
51    September, 2003 ..    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
52    October, 2003 ....    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
53    November, 2003 ...    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
54    December, 2003 ...    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
55    January, 2004 ....    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
56    February, 2004 ...    0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
Weighted Average
      Life (years) (1) .   0.34%      0.28%      0.26%      0.23%      0.18%      1.34%      1.11%      1.00%      0.92%      0.72%

(1) See the important notice on page 18 of these materials regarding calculation of the weighted average life and the assumptions upon which these tables are based.

         Percent of Initial Note Balance at Various ABS Percentages (1)

                                       Class A-3 Notes                                Class A-4 Notes
Payment Date               1.0%     1.4%     1.6%    1.8%     2.5%       1.0%     1.4%     1.6%    1.8%     2.5%
------------               ----     ----     ----    ----     ----       ----     ----     ----    ----     ----
     Closing Date........ 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
1    July, 1999.......... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
2    August, 1999........ 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
3    September, 1999..... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%   100.0%  100.0%
4    October, 1999....... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
5    November, 1999...... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
6    December, 1999...... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
7    January, 2000....... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
8    February, 2000...... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
9    March, 2000......... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
10   April, 2000......... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
11   May, 2000........... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
12   June, 2000.......... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
13   July, 2000.......... 100.0%   100.0%   100.0%  100.0%    93.4%     100.0%   100.0%   100.0%  100.0%   100.0%
14   August, 2000........ 100.0%   100.0%   100.0%  100.0%    80.4%     100.0%   100.0%   100.0%  100.0%   100.0%
15   September, 2000..... 100.0%   100.0%   100.0%  100.0%    67.7%     100.0%   100.0%   100.0%  100.0%   100.0%
16   October, 2000....... 100.0%   100.0%   100.0%  100.0%    55.2%     100.0%   100.0%   100.0%  100.0%   100.0%
17   November, 2000...... 100.0%   100.0%   100.0%   91.8%    42.9%     100.0%   100.0%   100.0%  100.0%   100.0%
18   December, 2000...... 100.0%   100.0%    96.2%   81.8%    30.8%     100.0%   100.0%   100.0%  100.0%   100.0%
19   January, 2001....... 100.0%   100.0%    86.8%   71.9%    19.0%     100.0%   100.0%   100.0%  100.0%   100.0%
20   February, 2001...... 100.0%    93.0%    77.6%   62.1%     7.4%     100.0%   100.0%   100.0%  100.0%   100.0%
21   March, 2001......... 100.0%    84.3%    68.5%   52.5%     0.0%     100.0%   100.0%   100.0%  100.0%    96.7%
22   April, 2001......... 100.0%    75.8%    59.5%   43.1%     0.0%     100.0%   100.0%   100.0%  100.0%    87.3%
23   May, 2001........... 100.0%    67.5%    50.7%   33.8%     0.0%     100.0%   100.0%   100.0%  100.0%    78.2%
24   June, 2001..........  93.9%    59.2%    42.0%   24.7%     0.0%     100.0%   100.0%   100.0%  100.0%    69.3%
25   July, 2001..........  86.2%    51.0%    33.4%   15.8%     0.0%     100.0%   100.0%   100.0%  100.0%    60.6%
26   August, 2001........  78.6%    43.0%    25.0%    7.0%     0.0%     100.0%   100.0%   100.0%  100.0%    52.1%
27   September, 2001.....  71.4%    35.1%    16.8%    0.0%     0.0%     100.0%   100.0%   100.0%   98.6%    43.9%
28   October, 2001.......  64.2%    27.3%     8.7%    0.0%     0.0%     100.0%   100.0%   100.0%   91.6%    35.9%
29   November, 2001......  57.1%    19.6%     0.7%    0.0%     0.0%     100.0%   100.0%   100.0%   84.6%    28.1%
30   December, 2001......  50.0%    12.1%     0.0%    0.0%     0.0%     100.0%   100.0%    94.0%   77.9%    20.6%
31   January, 2002.......  43.1%     4.6%     0.0%    0.0%     0.0%     100.0%   100.0%    87.6%   71.2%     0.0%
32   February, 2002......  36.2%     0.0%     0.0%    0.0%     0.0%     100.0%    97.8%    81.3%   64.8%     0.0%
33   March, 2002.........  29.4%     0.0%     0.0%    0.0%     0.0%     100.0%    91.8%    75.2%   58.5%     0.0%
34   April, 2002.........  22.7%     0.0%     0.0%    0.0%     0.0%     100.0%    85.9%    69.2%   52.4%     0.0%
35   May, 2002...........  16.0%     0.0%     0.0%    0.0%     0.0%     100.0%    80.1%    63.3%   46.4%     0.0%
36   June, 2002..........   9.4%     0.0%     0.0%    0.0%     0.0%     100.0%    74.4%    57.6%   40.6%     0.0%
37   July, 2002..........   2.9%     0.0%     0.0%    0.0%     0.0%     100.0%    68.9%    52.0%   35.0%     0.0%
38   August, 2002........   0.0%     0.0%     0.0%    0.0%     0.0%      97.1%    63.5%    46.6%   29.6%     0.0%
39   September, 2002.....   0.0%     0.0%     0.0%    0.0%     0.0%      91.8%    58.2%    41.3%   24.3%     0.0%
40   October, 2002.......   0.0%     0.0%     0.0%    0.0%     0.0%      86.5%    53.1%    36.2%    0.0%     0.0%
41   November, 2002......   0.0%     0.0%     0.0%    0.0%     0.0%      81.4%    48.0%    31.2%    0.0%     0.0%
42   December, 2002......   0.0%     0.0%     0.0%    0.0%     0.0%      76.5%    43.3%    26.5%    0.0%     0.0%
43   January, 2003.......   0.0%     0.0%     0.0%    0.0%     0.0%      71.7%    38.7%    22.0%    0.0%     0.0%
44   February, 2003......   0.0%     0.0%     0.0%    0.0%     0.0%      67.0%    34.2%     0.0%    0.0%     0.0%
45   March, 2003.........   0.0%     0.0%     0.0%    0.0%     0.0%      62.3%    29.8%     0.0%    0.0%     0.0%
46   April, 2003.........   0.0%     0.0%     0.0%    0.0%     0.0%      57.8%    25.6%     0.0%    0.0%     0.0%
47   May, 2003...........   0.0%     0.0%     0.0%    0.0%     0.0%      53.3%    21.5%     0.0%    0.0%     0.0%
48   June, 2003..........   0.0%     0.0%     0.0%    0.0%     0.0%      48.9%     0.0%     0.0%    0.0%     0.0%
49   July, 2003..........   0.0%     0.0%     0.0%    0.0%     0.0%      44.5%     0.0%     0.0%    0.0%     0.0%
50   August, 2003........   0.0%     0.0%     0.0%    0.0%     0.0%      40.3%     0.0%     0.0%    0.0%     0.0%
51   September, 2003.....   0.0%     0.0%     0.0%    0.0%     0.0%      36.1%     0.0%     0.0%    0.0%     0.0%
52   October, 2003.......   0.0%     0.0%     0.0%    0.0%     0.0%      32.0%     0.0%     0.0%    0.0%     0.0%
53   November, 2003......   0.0%     0.0%     0.0%    0.0%     0.0%      28.1%     0.0%     0.0%    0.0%     0.0%
54   December, 2003......   0.0%     0.0%     0.0%    0.0%     0.0%      24.2%     0.0%     0.0%    0.0%     0.0%
55   January, 2004.......   0.0%     0.0%     0.0%    0.0%     0.0%      20.4%     0.0%     0.0%    0.0%     0.0%
56   February, 2004......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
Weighted Average
     Life (years) (1)....   2.58     2.18     2.00    1.85     1.45       4.05     3.46     3.19    2.93     2.26

(1) See the important notice on page 18 of these materials regarding calculation of the weighted average life and the assumptions upon which these tables are based.

         Percent of Initial Note Balance at Various ABS Percentages (1)

                                                                 Class B Notes
Payment Date                              1.0%          1.4%         1.6%        1.8%          2.5%
---------------------------------------------------------------------------------------------------
     Closing Date...................     100.0%        100.0%       100.0%       100.0%       100.0%
1    July, 1999.....................     100.0%        100.0%       100.0%       100.0%       100.0%
2    August, 1999...................     100.0%        100.0%       100.0%       100.0%       100.0%
3    September, 1999................     100.0%        100.0%       100.0%       100.0%       100.0%
4    October, 1999..................     100.0%        100.0%       100.0%       100.0%       100.0%
5    November, 1999.................     100.0%        100.0%       100.0%       100.0%       100.0%
6    December, 1999.................     100.0%        100.0%       100.0%       100.0%       100.0%
7    January, 2000..................     100.0%        100.0%       100.0%       100.0%       100.0%
8    February, 2000.................     100.0%        100.0%       100.0%       100.0%       100.0%
9    March, 2000....................     100.0%        100.0%       100.0%       100.0%       100.0%
10   April, 2000....................     100.0%        100.0%       100.0%       100.0%       100.0%
11   May, 2000......................     100.0%        100.0%       100.0%       100.0%       100.0%
12   June, 2000.....................     100.0%        100.0%       100.0%       100.0%       100.0%
13   July, 2000.....................     100.0%        100.0%       100.0%       100.0%       100.0%
14   August, 2000...................     100.0%        100.0%       100.0%       100.0%       100.0%
15   September, 2000................     100.0%        100.0%       100.0%       100.0%       100.0%
16   October, 2000..................     100.0%        100.0%       100.0%       100.0%       100.0%
17   November, 2000.................     100.0%        100.0%       100.0%       100.0%       100.0%
18   December, 2000.................     100.0%        100.0%       100.0%       100.0%       100.0%
19   January, 2001..................     100.0%        100.0%       100.0%       100.0%       100.0%
20   February, 2001.................     100.0%        100.0%       100.0%       100.0%       100.0%
21   March, 2001....................     100.0%        100.0%       100.0%       100.0%       100.0%
22   April, 2001....................     100.0%        100.0%       100.0%       100.0%       100.0%
23   May, 2001......................     100.0%        100.0%       100.0%       100.0%       100.0%
24   June, 2001.....................     100.0%        100.0%       100.0%       100.0%       100.0%
25   July, 2001.....................     100.0%        100.0%       100.0%       100.0%       100.0%
26   August, 2001...................     100.0%        100.0%       100.0%       100.0%       100.0%
27   September, 2001................     100.0%        100.0%       100.0%       100.0%       100.0%
28   October, 2001..................     100.0%        100.0%       100.0%       100.0%       100.0%
29   November, 2001.................     100.0%        100.0%       100.0%       100.0%       100.0%
30   December, 2001.................     100.0%        100.0%       100.0%       100.0%       100.0%
31   January, 2002..................     100.0%        100.0%       100.0%       100.0%         0.0%
32   February, 2002.................     100.0%        100.0%       100.0%       100.0%         0.0%
33   March, 2002....................     100.0%        100.0%       100.0%       100.0%         0.0%
34   April, 2002....................     100.0%        100.0%       100.0%       100.0%         0.0%
35   May, 2002......................     100.0%        100.0%       100.0%       100.0%         0.0%
36   June, 2002.....................     100.0%        100.0%       100.0%       100.0%         0.0%
37   July, 2002.....................     100.0%        100.0%       100.0%       100.0%         0.0%
38   August, 2002...................     100.0%        100.0%       100.0%       100.0%         0.0%
39   September, 2002................     100.0%        100.0%       100.0%       100.0%         0.0%
40   October, 2002..................     100.0%        100.0%       100.0%         0.0%         0.0%
41   November, 2002.................     100.0%        100.0%       100.0%         0.0%         0.0%
42   December, 2002.................     100.0%        100.0%       100.0%         0.0%         0.0%
43   January, 2003..................     100.0%        100.0%       100.0%         0.0%         0.0%
44   February, 2003.................     100.0%        100.0%         0.0%         0.0%         0.0%
45   March, 2003....................     100.0%        100.0%         0.0%         0.0%         0.0%
46   April, 2003....................     100.0%        100.0%         0.0%         0.0%         0.0%
47   May, 2003......................     100.0%        100.0%         0.0%         0.0%         0.0%
48   June, 2003.....................     100.0%          0.0%         0.0%         0.0%         0.0%
49   July, 2003.....................     100.0%          0.0%         0.0%         0.0%         0.0%
50   August, 2003...................     100.0%          0.0%         0.0%         0.0%         0.0%
51   September, 2003................     100.0%          0.0%         0.0%         0.0%         0.0%
52   October, 2003..................     100.0%          0.0%         0.0%         0.0%         0.0%
53   November, 2003.................     100.0%          0.0%         0.0%         0.0%         0.0%
54   December, 2003.................     100.0%          0.0%         0.0%         0.0%         0.0%
55   January, 2004..................     100.0%          0.0%         0.0%         0.0%         0.0%
56   February, 2004.................       0.0%          0.0%         0.0%         0.0%         0.0%
Weighted Average
     Life (years) (1)...............       4.70          4.03         3.70         3.37         2.62


(1)  See  the  important  notice  on  page  18  of  these  materials   regarding
     calculation of the weighted average life and the assumptions upon which these tables are based.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         Monthly interest will be distributed to noteholders on each payment date to the extent of the interest rate applicable to each class of notes applied to the aggregate principal balance for each class of notes, as of the preceding payment date or the closing date, as applicable (after giving effect to payments of principal on such preceding payment date).

         Upon a full or partial prepayment on a receivable, noteholders should receive interest for the full month of such prepayment either:

         (1)      through the distribution of interest paid on the receivables;

         (2)      from a withdrawal from the spread account;

         (3)      by an advance from the servicer; or

         (4)      by a draw on the policy.

         Although the receivables will have different contract rates, the contract rate of each receivable generally will exceed the sum of:

         (1) the weighted average of the class A-1 interest rate, the class A-2 interest rate, the class A-3 interest rate, the class A-4 interest rate and the class B interest rate;

         (2) the per annum rate used to calculate the insurance premium paid to the insurer; and

         (3) the per annum rate used to calculate the monthly servicing fee.

         However, the contract rate on a small percentage of the receivables will be less than the foregoing sum. Disproportionate rates of prepayments between receivables with higher and lower contract rates could affect the ability of the trust to pay monthly interest to you.

                                   THE INSURER

         MBIA Insurance Corporation ("MBIA"), the insurer, is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

         The consolidated financial statements of MBIA, a wholly owned subsidiary of the Company, and its subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the three years in the period ended December 31, 1998, prepared in accordance with generally accepted accounting principles ("GAAP"), included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998, are hereby incorporated by reference into these materials and shall be deemed to be a part of these materials. Any statement contained in a document incorporated by reference in these materials shall be modified or superseded for purposes of these materials to the extent that a statement contained in these materials or in any other subsequently filed document which also is incorporated by reference in these materials modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of these materials.

         All financial statements of MBIA and its subsidiaries included in documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of these materials and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into these materials and to be a part of these materials from the respective dates of filing such documents.

         The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and GAAP:

                                                    SAP
                                  ------------------------------------------
                                   December 31,                  December 31,
                                      1997                           1998
                                  -------------                  -----------
                                    (Audited)                     (Audited)
                                               (in millions)

         Admitted Assets             $5,256                        $6,521
         Liabilities                  3,496                         4,231
         Capital and Surplus          1,760                         2,290

                                                   GAAP
                                  ------------------------------------------
                                   December 31,                  December 31,
                                      1997                           1998
                                  -------------                  -----------
                                               (in millions)

         Assets                      $5,988                        $7,488
         Liabilities                  2,624                         3,211
         Shareholder's Equity         3,364                         4,277



         Copies of the financial statements of MBIA incorporated by reference in these materials and copies of MBIA's 1998 year-end audited financial statements prepared in accordance with SAP are available, without charge, from MBIA. The address of MBIA is 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

         The  Company is actively  managing a  high-priority  Year 2000  ("Y2K")
program. It has established an independent Y2K testing lab in its Armonk headquarters, with a committee of business unit managers overseeing the project. It has a budget of $1.13 million for its 1998-2000 Y2K efforts. Expenditures are proceeding as anticipated, and it does not expect the project budget to materially exceed this amount. It has initiated a comprehensive Y2K plan that includes assessment, remediation, testing and contingency planning. This plan covers "mission critical" internally developed systems, vendor software, hardware and certain third-party entities through which it conducts its business. Testing to date indicates that functions critical to the financial guarantee business, both domestic and international, were Y2K ready as of December 31, 1998. Additional testing will continue throughout 1999.

         MBIA does not accept any responsibility for the accuracy or completeness of these materials or any information or disclosure contained in, or omitted from, these materials, other than with respect to the accuracy of the information regarding MBIA set forth under the heading "The Insurer." Additionally, MBIA makes no representation regarding the notes or the advisability of investing in the notes.

         The  policy   issued  by  MBIA  as  insurer  is  not   covered  by  the
Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         Moody's Investors Service, Inc. rates the claims paying ability of MBIA "Aaa."

         Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the claims paying ability of MBIA "AAA."

         Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of MBIA "AAA."

         Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. MBIA does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.

                                 INDEX OF TERMS

         We have listed below the terms used in these materials and the pages where definitions of the terms can be found.


ABS.......................................................................   17
Banc of America...........................................................    2
Bear Stearns..............................................................    2
Company...................................................................   22
ERISA.....................................................................    7
GAAP......................................................................   22
MBIA......................................................................   22
SAP.......................................................................   23
UAC.......................................................................    3
UAFC......................................................................    6
Y2K.......................................................................   23